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[LETTERHEAD]


                          CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of GT Global Variable Investment Series:

     RE:  GT Global Variable America Fund
          GT Global Variable New Pacific Fund
          GT Global Variable Europe Fund
          GT Global Variable Money Market Fund
          GT Global Variable International Fund


     We hereby consent to the inclusion of our report dated February 17, 1998 on our audits of the financial statements and financial highlights of the above referenced funds as of December 31, 1997 in the Statement of Additional Information with respect to the Post-Effective Amendments to the Registration Statements on Form N-1A under the Securities Act of 1933, as amended, of the GT Global Variable Investment Series. We further consent to the reference to our Firm under the captions "Financial Highlights" and "Other Information" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

                                   /s/ Coopers & Lybrand L.L.P.

                                   COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 6, 1998